SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 20, 2005

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.

(Exact name of Registrant as specified in its charter)

Virginia	54-1873198	000-50230
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)	(Commission File Number)

1001 Nineteenth Street

North Arlington, VA 22209

(Address of principal executive offices) (Zip code)

(703) 312-9500

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06    Material Impairments.

     On December 21, 2005,  Friedman, Billings, Ramsey Group, Inc.  (the "Company") issued a press release announcing that it will reposition its mortgage-backed securities ("MBS") portfolio, a move which will involve the sale of some portion of the existing portfolio beginning in the first quarter of 2006. This repositioning marks a change in the Company's intent to hold securities in its MBS portfolio that have unrealized loss positions until a recovery of fair value occurs. Consequently, the Company determined on December 20, 2005, that the unrealized losses in the portfolio as of December 31, 2005 will be considered "other than temporary" impairments under SFAS 115. As a result, the Company expects to record a non-cash charge to fourth quarter 2005 pre-tax earnings, net of hedging activities, of approximately $185 million. The exact amount of the non-cash charge will be determined based on year-end fair values of the individual securities in the MBS portfolio. A copy of the press release is furnished herewith and attached hereto as Exhibit 99.1.

Item 9.01   Financial Statements and Exhibits.

EXHIBIT

99.1	Friedman, Billings, Ramsey Group, Inc. Press Release dated December 21, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.

December 21, 2005	By:	/s/ Kurt R. Harrington
Kurt R. Harrington Senior Vice President, Chief Financial Officer and Treasurer